Exhibit 4.3

AutoNation, Inc., as Issuer

The Guarantors Party Hereto, as Guarantors

and

Wells Fargo Bank, National Association, as Trustee

Supplemental Indenture

Dated as of September 21, 2015

to Indenture

Dated as of April 14, 2010

Establishing a series of Securities designated

4.500% Senior Notes due 2025

i

EXHIBITS

EXHIBIT A	–	Form of Note
EXHIBIT B	–	Form of Guarantee
EXHIBIT C	–	Form of Supplemental Indenture Evidencing Future Guarantors
EXHIBIT D	–	Form of Affidavit of Out-of-State Execution
EXHIBIT E	–	Form of Affidavit of Out-of-State Receipt and Acceptance

ii

SUPPLEMENTAL INDENTURE, dated as of September 21, 2015 (this “Supplemental Indenture”), by and among AutoNation, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined below), and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of April 14, 2010 (the “Base Indenture” and, together with this Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of the Company’s debentures, notes or other evidences of Indebtedness (herein and therein called the “Securities”), to be issued in one or more series as provided in the Base Indenture;

WHEREAS, Section 14.01 of the Base Indenture permits the Company and the Trustee to enter into a supplemental indenture to the Base Indenture to establish the form and terms of any series of Securities;

WHEREAS, Section 2.01 of the Base Indenture permits the form of Securities of any series to be established in a supplemental indenture to the Base Indenture;

WHEREAS, Section 3.01 of the Base Indenture permits certain terms of any series of Securities to be established pursuant to a supplemental indenture to the Base Indenture;

WHEREAS, pursuant to Sections 2.01 and 3.01 of the Base Indenture, the Company desires to provide for the establishment of a new series of Securities in an initial aggregate principal amount of $450,000,000 to be designated the “4.500% Senior Notes due 2025” (hereinafter called the “Notes”) under the Base Indenture, the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company and the Guarantors, in accordance with its terms, have been done;

NOW, THEREFORE, for and in consideration of the foregoing and the purchase of the Notes established by this Supplemental Indenture by the Holders (as defined below) thereof, it is mutually agreed, for the equal and proportionate benefit of all such Holders, as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01 Relation to Base Indenture. This Supplemental Indenture constitutes a part of the Base Indenture (the provisions of which, as modified by this Supplemental Indenture, shall apply to the Notes) in respect of the Notes but shall not modify, amend or otherwise affect the Base Indenture insofar as it relates to any other series of Securities or modify, amend or otherwise affect in any manner the terms and conditions of the Securities of any other series.

SECTION 1.02 Definitions. For all purposes of this Supplemental Indenture, the capitalized terms used herein (i) which are defined in this Section 1.02 have the respective meanings assigned hereto in this Section 1.02 and (ii) which are defined in the Base Indenture (and which are not defined in this Section 1.02) have the respective meanings assigned thereto in the Base Indenture. For all purposes of this Supplemental Indenture:

(a) Unless otherwise indicated or the context otherwise requires, any reference to an Article or Section refers to an Article or Section, as the case may be, of this Supplemental Indenture;

(b) The words “herein,” “hereof” and “hereunder” and words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(c) Headings are for convenience or reference only and do not affect interpretations; and

(d) The terms defined in this Section 1.02(d) have the meanings assigned to them in this Section and include the plural as well as the singular:

“Affiliate” means, as to any Person, any other Person who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the first referred to Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Procedures” has the meaning set forth in Section 2.07(a).

“Attributable Debt” means, with respect to any Sale and Leaseback Transaction, at the time of determination, the total obligation (discounted to the present value at the imputed rate of interest as determined in good faith by the Company) of the lessee for rental payments (other than amounts required to be paid on account of taxes, assessments, maintenance, repairs, insurance, water rates or similar charges required to be paid by such lessee thereunder and other items which do not constitute payments for property rights or any amount required to be paid by lessee thereunder contingent upon the amount of maintenance, repairs, insurance, taxes, assessments, water charges or similar charges) during the remaining portion of the initial term of the lease included in such Sale and Leaseback Transaction. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such rental payments shall be the lesser of (x) the amount determined assuming termination upon the first date such lease may be terminated (in which case the amount shall also include the amount of the penalty, but shall not include any rent that would be required to be paid under such lease subsequent to the first date upon which it may be so terminated) or (y) the amount determined assuming no such termination.

“Automobile Retailing Activities” means vehicle retailing, wholesaling, leasing, financing, servicing and related activities.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, or any similar United States federal or state law or foreign law relating to the bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Base Indenture” has the meaning given to such term in the recitals hereof.

“Capital Lease Obligation” of any Person means all monetary obligations of such Person and its Subsidiaries on a consolidated basis under any capital lease of (or other agreement conveying the right to use) real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation.

“Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests whether now outstanding or issued after the date of the Base Indenture, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person that right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

“Change of Control” shall occur if:

(1) any “Person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such Person shall be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company;

(2) the Company consolidates with or merges with or into any Person, or any Person consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company is converted into or exchanged for Voting Stock of such surviving Person representing a majority of the voting power of all Voting Stock of such surviving Person immediately after giving effect to such issuance;

(3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “Person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) other than to the Company or one of the Company’s Subsidiaries; or

(4) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with Section 5.04.

“Change of Control Offer” has the meanings set forth in Section 4.01(b).

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.

“Commodity Price Protection Agreement” means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value which is dependent upon, fluctuations in commodity prices.

“Company” has the meaning given to such term in the preamble hereof.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (as measured from the date of redemption) of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations obtained by the Company for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, (ii) if the Company is unable to obtain at least four such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained by the Company or (iii) if the Company can only obtain one Reference Treasury Dealer Quotation, such quotation.

“Consolidated Net Tangible Assets” means, of any Person as of any date, the total assets of such Person and its Subsidiaries as of the most recent fiscal quarter end for which a consolidated balance sheet of such Person and its Subsidiaries is available as of that date, minus (i) all current liabilities of such Person and its Subsidiaries reflected on such balance sheet (excluding any current liabilities for borrowed money having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower) and (ii) all goodwill, tradenames, trademarks, patents, unamortized debt discount (to the extent included in total assets) and expense and other like intangible assets of such Person and its Subsidiaries reflected on such balance sheet, all calculated on a consolidated basis in accordance with GAAP.

“Covenant Defeasance” has the meaning set forth in Section 7.03 hereof.

“Credit Agreement” means the amended and restated credit agreement providing for revolving credit and term loan borrowings, among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, the syndication agent and documentation agents named therein, and the lenders party thereto from time to time, dated as of December 3, 2014, as amended as of the Issue Date, as such agreement, in whole or in part, in one or more instances, may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or other modifications of the foregoing).

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement or arrangements designed to protect such Person against fluctuations in currency values.

“Debt Facilities” means one or more debt facilities or commercial paper facilities, in each case with banks or other financial institutions or institutional lenders, or other Persons which provide, originate or arrange debt or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing or letters of credit, including the Credit Agreement, and/or one or more indentures relating to debt securities, in each case in existence from time to time as such facilities, in whole or in part, in one or more instances, may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or other modifications of the foregoing).

“Defeasance” has the meaning set forth in Section 7.02 hereof.

“Definitive Notes” means certificated Notes registered in the name of the Holder thereof and issued in accordance with Section 2.02 hereof, substantially in the form of Exhibit A hereto, except that such Security shall not bear the Global Note Legend.

“Depositary” means, with respect to Global Notes issued under this Supplemental Indenture, DTC.

“Dollar” and “$” means the lawful currency of the United States of America.

“Domestic Subsidiary” means a Subsidiary of the Company that is organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof.

“DTC” means The Depository Trust Company, its nominees and their successors and assigns.

“Eligible Special Purpose Entity” means any Person which is or is not a Subsidiary of the Company which has been formed by or for the benefit of the Company or any Subsidiary of the Company for the purpose of (i) financing or refinancing, leasing, selling or securitizing Vehicles or related receivables and which finances, refinances or securitizes Vehicles or related receivables of, leases Vehicles to or purchases Vehicles or related receivables from the Company or any Subsidiary of the Company; or (ii) financing or refinancing consumer receivables, leases, loans or retail installment contracts.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles and interpretations thereof in the United States, consistently applied, which are in effect as of the date hereof.

“Global Note” means a single permanent fully-registered global note in book-entry form, without coupons, substantially in the form of Exhibit A attached hereto.

“Global Note Legend” means a legend containing substantially the legend set forth in the form of Note attached as Exhibit A hereto.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a correlative meaning.

“Guarantors” means each Domestic Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of this Supplemental Indenture, and their respective successors and assigns.

“Hedging Obligations” means the obligations of any Person pursuant to any Interest Rate Agreement or Currency Agreement.

“Holder” means the Person in whose name a Note is registered on the Register.

“Incur” means issue, assume, guarantee or otherwise become liable for Indebtedness.

“Indebtedness” means, with respect to any Person, obligations of such Person for borrowed money (including, without limitation, Indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments), excluding any trade payables and other current liabilities arising in the ordinary course of business.

“Indenture” has the meaning given to such term in the recitals hereof.

“Independent Investment Banker” means J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC or SunTrust Robinson Humphrey, Inc., or, if such firms are unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Indenture Obligations” means the obligations of the Company and any other obligor under the Indenture or under the Notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Notes and the performance of all other obligations to the Trustee and the holders under this Indenture and the Notes, according to the respective terms thereof.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Interest Payment Date” has the meaning set forth in Section 2.03(c).

“Interest Rate Agreement” means, in respect of a Person, any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

“Interest Rate Rating Agency” and “Interest Rate Rating Agencies” have the meanings set forth in Section 2.03(c).

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent Investment Grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Issue Date” means September 21, 2015.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement.

“Manufacturer” means a vehicle manufacturer which is a party to a dealership agreement with the Company or any Subsidiary of the Company.

“Manufacturers’ Letter Agreements” means each of the following: (i) that certain letter dated January 30, 2006 to Mr. Kevin Flynn of Toyota Motor Sales USA, which was confirmed and agreed by Ms. Nancy Davies on behalf of Toyota Motor Sales, U.S.A., Inc., (ii) that certain letter dated January 30, 2006 to Ms. Olga Reisler of Nissan North America, Inc., which was confirmed and agreed by Ms. Reisler on behalf of Nissan North America, Inc., (iii) that certain letter dated January 30, 2006 to Mr. Alex Larkin of Kia Motors America, Inc., which was confirmed and agreed by Mr. Larkin on behalf of Kia Motors America, Inc., (iv) that certain letter dated January 30, 2006 to Ms. Jennifer Moneagle of Ford Motor Company, which was confirmed and agreed by R. Erik Peterson on behalf of Ford Motor Company and (v) that certain letter dated February 23, 2006 to Ms. Donna Parlapiano, Vice President, Regional Operations & Industry Relations, of the Company, from BMW of North America, LLC.

“Maturity” means, when used with respect to the Notes, the date on which the principal of the Notes becomes due and payable as therein provided or as provided in the Indenture, whether at Stated Maturity or the Redemption Date and whether by declaration of acceleration, Change of Control Offer in respect of a Change of Control Repurchase Event, call for redemption or otherwise.

“Maturity Date” has the meaning set forth in Section 2.03(b) hereof.

“Moody’s” means Moody’s Investors Service Inc., a subsidiary of Moody’s Corporation, and its successors.

“Mortgage Facilities” means one or more debt facilities in each case with banks, manufacturers and/or other entities providing for borrowings secured primarily by real property in each case as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time; provided, that the value of the security securing such debt facilities shall not, at the time such debt facilities are entered into, exceed 100% of the aggregate principal amount of the Indebtedness in respect of such debt facilities.

“Notes” has the meaning given to such term in the recitals hereof.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

“Principal Property” means any building, structure or other facility located within the United States (other than its territories and possessions) and owned by the Company or any Domestic Subsidiary, the book value of which is not less than 0.5% of the Company’s Consolidated Net Tangible Assets. For purposes of this definition, book value will be measured at the time the relevant Lien is being created or, in the case of any Lien incurred pursuant to Section 5.01(c), at the time the relevant secured Indebtedness is deemed to be Incurred. The term “Principal Property” does not include any building, structure or other facility that the Board of Directors declares by resolution not to be of material importance to the total business conducted by the Company and its Domestic Subsidiaries taken as a whole.

“Prospectus Supplement” means the prospectus supplement of the Company dated September 16, 2015, relating to the Notes.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the control of the Company, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Rating Date” means the date that is 60 days prior to the earlier of (i) a Change of Control or (ii) public notice of the occurrence of a Change of Control or of the intention by the Company to affect a Change of Control.

“Ratings Event” means the occurrence of the events described in (a) or (b) of this definition on, or within 60 days after the earlier of, (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies): (a) if the Notes are rated by one or both Rating Agencies on the Rating Date as Investment Grade, the rating of the Notes shall be reduced so that the Notes are rated below Investment Grade by both Rating Agencies or (b) if the Notes are rated below Investment Grade by both Rating Agencies on the Rating Date, the rating of the Notes shall remain below Investment Grade by both Rating Agencies.

“Redemption Date” means the Business Day on which Notes are redeemed by the Company pursuant to Section 3.01 hereof.

“Reference Treasury Dealer” means J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Primary Treasury Dealer (as defined herein) selected by Wells Fargo Securities, LLC or a Primary Treasury Dealer selected by SunTrust Robinson Humphrey, Inc., and their respective successors, and at least one other primary U.S. government securities dealers in New York City (each, a “Primary Treasury Dealer”) selected by the Independent Investment Banker; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date for the Notes, an average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue for the Notes, expressed in each case as a percentage of its principal amount, quoted in writing to the Company by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Regular Record Date” has the meaning set forth in Section 2.03(c).

“Registered Securities” means any Securities which are registered in the Register.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and its successors.

“Sale and Leaseback Transaction” means an arrangement by the Company or any of its Domestic Subsidiaries with any other Person pursuant to which the Company or any of its Domestic Subsidiaries leases any Principal Property that has been or is to be sold or transferred by the Company or any Domestic Subsidiary to such other Person with the intention of taking back a lease, whether now owned or hereafter acquired.

“Securities” has the meaning given to such term in the recitals hereof.

“Significant Subsidiary” means any Subsidiary which is a “significant subsidiary” within the meaning of Rule 405 under the Securities Act.

“Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which a majority of the shares or securities or other interests having ordinary voting power for the election of directors or another governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned directly or indirectly through one or more intermediaries, or both, by the parent.

“Subsidiary Guarantee” means the guarantee by any Guarantor of the Company’s Indenture Obligations.

“Substitute Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company (pursuant to a resolution of the Company’s Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Treasury Yield” means, with respect to any Redemption Date applicable to the Notes, the rate per annum equal to the semi-annual equivalent yield to maturity, computed as of the third Business Day immediately preceding the Redemption Date, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the applicable Comparable Treasury Price for such Redemption Date.

“Trustee” has the meaning given to such term in the preamble hereof.

“Vehicle Inventory Indebtedness” means Indebtedness (including pursuant to a commercial paper program) Incurred by the Company, any Subsidiary of the Company or any Eligible Special Purpose Entity to purchase, lease, finance or refinance or guaranty the purchasing, leasing, financing or refinancing of Vehicles in the ordinary course of business of the Company and its Subsidiaries or related receivables, which Indebtedness (x) is secured by the Vehicles or related receivables so financed, to the extent, at any date of determination thereof, the amount of such Indebtedness does not exceed the depreciated book value of such Vehicles or the book value of such related receivables determined in accordance with GAAP applied on a consistent basis or (y) is unsecured and provides for a borrowing base which may not exceed 85% of the value of such Vehicles.

“Vehicle Receivables Indebtedness” means Indebtedness (including pursuant to a commercial paper program) Incurred by any Eligible Special Purpose Entity to finance, refinance or guaranty the financing or refinancing of consumer receivables, leases, loans or retail installment contracts incurred in the sale, transfer or lease of Vehicles; provided (x) no assets other than the Vehicles, consumer receivables, leases, loans, retail installment contracts or related proceeds (including, without limitation, proceeds from insurance, Vehicles and other obligations under such receivables, leases, loans or retail installment contracts) to be financed or refinanced secure such Indebtedness; and (y) neither the Company nor any of its other Subsidiaries shall incur any liability with respect to such Indebtedness other than liability arising by reason of (1) a breach of a representation or warranty or customary indemnities, in each case contained in any instrument relating to such Indebtedness or (2) customary interests retained by the Company and/or its Domestic Subsidiaries in such Indebtedness.

“Vehicles” means all now existing or hereafter acquired new and used automobiles, sport utility vehicles, trucks and vans of all types and descriptions, whether held for sale, lease, rental or operational purposes, which relate to the Company’s or any of its Subsidiary’s Automobile Retailing Activities.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the Capital Stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

ARTICLE II

CREATION, FORMS, TERMS AND CONDITIONS OF THE SECURITIES

SECTION 2.01 Creation of the Notes. The Notes are hereby authorized and are designated the 4.500% Senior Notes due 2025, unlimited in aggregate principal amount. In accordance with Sections 2.01 and 3.01 of the Base Indenture, the Company hereby creates the Notes as a separate series of its Securities issued pursuant to the Indenture. The Notes shall be issued on the date hereof initially in an aggregate principal amount of $450,000,000, which amount shall be set forth in the written order of the Company for the authentication and delivery of the Notes pursuant to Section 3.03 of the Base Indenture. In addition, the Company may issue, from time to time in accordance with the provisions of the Indenture, additional Notes having the same terms and conditions as the Notes issued on the date hereof in all respects (except for the payment of interest accruing prior to the issue date of such additional Notes), so that such additional Notes shall be consolidated and form a single series with the Notes issued on the Issue Date and shall be governed by the terms of the Indenture; provided, however, that if any additional Notes are not fungible for U.S. federal income tax purposes with the Notes issued under the terms of this Indenture, such additional Notes shall be issued under a separate CUSIP number.

SECTION 2.02 Form of the Notes. The Notes shall each be issued in the form of a Global Note, duly executed by the Company and authenticated by the Trustee, which shall be deposited with the Trustee as custodian for DTC and registered in the name of “Cede & Co.,” as the nominee of DTC. The Notes shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon). Notes issued in definitive certificated form in accordance with the terms of the Base Indenture and this Supplemental Indenture, if any, shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon). So long as DTC, or its nominee, is the registered owner of a Global Note, DTC or its nominee, as the case may be, shall be considered the sole owner or Holder of the Notes represented by such Global Note for all purposes under the Indenture. Ownership of beneficial interests in such Global Note shall be shown on, and transfers thereof shall be effected only through, records maintained by DTC (with respect to beneficial interests of participants) or by participants or Persons that hold interests through participants (with respect to beneficial interests of beneficial owners). In addition, the following provisions of clauses (1), (2), and (3) below shall apply only to Global Notes:

(1) Notwithstanding any other provision in the Indenture, no Global Note may be exchanged in whole or in part for Securities registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or a nominee thereof unless (A) such Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or has ceased to be a clearing agency registered under the Exchange Act, and the Company has not appointed a successor Depositary within 90 days of receipt of such notice (B) there shall have occurred and be continuing an Event of Default with respect to the Notes or (C) the Company (subject to the procedures of the Depositary) so directs the Trustee by Company Order. Beneficial interests in Global Notes may be exchanged for Definitive Notes of the same series upon request upon prior written notice given to the Trustee by us or behalf of the Depositary in accordance with customary procedures.

(2) Subject to clause (1) above, any exchange of a Global Note for other Definitive Notes may be made in whole or in part, and all Definitive Notes issued in exchange for a Global Note or any portion thereof shall be registered in such names as the Depositary for such Global Note shall direct.

(3) Every Definitive Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such note is registered in the name of a Person other than the Depositary for such Global Note or a nominee thereof.

SECTION 2.03 Terms and Conditions of the Notes. The Notes shall be governed by all the terms and conditions of the Base Indenture, as supplemented by this Supplemental Indenture. In particular, the following provisions shall be terms of the Notes:

(a) Title and Aggregate Principal Amount. The title of the Notes shall be as specified in the Recitals of the Company; and the aggregate principal amount of the Notes shall be as specified in Section 2.01 of this Article II and this Section 2.03, except as permitted by Sections 3.04, 3.06 or 3.07 of the Base Indenture.

(b) Stated Maturity. The Notes shall mature, and the unpaid principal thereon shall be payable, on October 1, 2025 (the “Maturity Date”), subject to the provisions of the Base Indenture and Articles III and IV below.

(c) Interest. The rate per annum at which interest shall be payable on the Notes shall be 4.500%, subject to adjustment under this Section 2.03. Interest on the Notes shall be payable semi-annually in arrears on each April 1 and October 1, commencing on April 1, 2016 (each, an “Interest Payment Date”), to the Persons in whose names the applicable Notes are registered in the Register applicable to the Notes at the close of business on the immediately preceding March 15 and September 15, respectively, prior to the applicable Interest Payment Date regardless of whether such day is a Business Day (each, a “Regular Record Date”). Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Notes issued on the Issue Date shall accrue from and including September 21, 2015 or the most recent Interest Payment Date on which interest was paid. If an Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the payment shall be made on the next Business Day as if it were made on the date the payment was due, and no interest shall accrue on the amount so payable for the period from and after that Interest Payment

Date or the Maturity Date, as the case may be, to the date the payment is made. Interest payments shall include accrued interest from and including the Issue Date or from and including the last date in respect to which interest has been paid, as the case may be, to, but excluding, the Interest Payment Date or the Maturity Date, as the case may be.

(i) The interest rate payable on the Notes will be subject to adjustments from time to time if either Moody’s or S&P, or in either case, a Substitute Rating Agency thereof, downgrades (or subsequently upgrades) the rating assigned to such Notes, in the manner described below. Each of Moody’s, S&P and any Substitute Rating Agency is an “Interest Rate Rating Agency,” and together they are “Interest Rate Rating Agencies.”

If the rating of the Notes from one or both of Moody’s or S&P (or, if applicable, any Substitute Rating Agency) is decreased to a rating set forth in either of the immediately following tables, the interest rate on the Notes will increase from the interest rate payable on the Notes on the Issue Date by an amount equal to the sum of the percentages per annum set forth in the following tables opposite those ratings:

Moody’s Rating*	Percentage Points
Ba1	0.25
Ba2	0.50
Ba3	0.75
B1 or below	1.00

*	Including the equivalent ratings of any Substitute Rating Agency.

S&P Rating*	Percentage Points
BB+	0.25
BB	0.50
BB-	0.75
B+ or below	1.00

*	Including the equivalent ratings of any Substitute Rating Agency.

(ii) For purposes of making adjustments to the interest rate on the Notes, the following rules of interpretation will apply:

1) if at any time less than two Interest Rate Rating Agencies provide a rating on the Notes for reasons not within the Company’s control (i) the Company will use commercially reasonable efforts to obtain a rating on the Notes from a Substitute Rating Agency for purposes of determining any increase or decrease in the interest rate on the Notes pursuant to the tables above, (ii) such Substitute Rating Agency will be substituted for the last Interest Rate Rating Agency to provide a rating on the Notes but which has since ceased to provide such rating, (iii) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by us and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings shall be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table, and (iv) the interest rate on the Notes will increase or decrease, as the case may be, such that the interest rate equals the interest rate with respect to the Notes set forth on the cover page of this prospectus supplement plus the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (iii) above) (plus any applicable percentage resulting from a decreased rating by the other Interest Rate Rating Agency);

2) for so long as only one Interest Rate Rating Agency provides a rating on the Notes, any increase or decrease in the interest rate on the Notes of any series necessitated by a reduction or increase in the rating by that Interest Rate Rating Agency shall be twice the applicable percentage set forth in the applicable table above;

3) if both Interest Rate Rating Agencies cease to provide a rating of the Notes for any reason, and no Substitute Rating Agency has provided a rating on the Notes, the interest rate on the Notes will increase to, or remain at, as the case may be, 2.00% per annum above the interest rate on the Notes prior to any such adjustment;

4) if Moody’s or S&P ceases to rate the Notes or make a rating of the Notes publicly available for reasons within our control, the Company will not be entitled to obtain a rating from a Substitute Rating Agency and the increase or decrease in the interest rate on the Notes shall be determined in the manner described above as if either only one or no Interest Rate Rating Agency provides a rating on the Notes, as the case may be;

5) each interest rate adjustment required by any decrease or increase in a rating as set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, any Substitute Rating Agency), shall be made independently of (and in addition to) any and all other interest rate adjustments occasioned by the action of the other Interest Rate Rating Agency;

6) in no event will (i) the interest rate on the Notes be reduced to below the interest rate on the Notes prior to any adjustment or (ii) the total increase in the interest rate on the Notes exceed 2.00% above the interest rate payable on the Notes on the date of their initial issuance; and

7) subject to clauses (3) and (4) above, no adjustment in the interest rate on the Notes shall be made solely as a result of an Interest Rate Rating Agency ceasing to provide a rating of the Notes.

(iii) If at any time the interest rate of the Notes has been adjusted upward and either of the Interest Rate Rating Agencies subsequently increases its rating of the Notes, the interest rate on the Notes will again be adjusted (and decreased, if appropriate) such that the interest rate on the Notes equals the interest rate on the Notes prior to any such adjustment plus (if applicable) an amount equal to the sum of the percentages per annum set forth opposite the ratings in the tables above with respect to the ratings assigned to the Notes (or deemed assigned) at that time, all calculated in accordance with the rules of interpretation set forth above. If Moody’s or any Substitute Rating Agency subsequently increases its rating on the Notes to “Baa3” (or its equivalent if with respect to any Substitute Rating Agency) or higher and S&P or any Substitute Rating Agency subsequently increases its rating on the Notes to “BBB-” (or its equivalent if with respect to any Substitute Rating Agency) or higher, the interest rate on such Notes will be decreased to the interest rate on the Notes prior to any adjustments made pursuant to this Section 2.03(c);

(iv) Any interest rate increase or decrease described above will take effect from the first day of the interest period following the period in which a rating change occurs requiring an adjustment in the interest rate. If either Interest Rate Rating Agency changes its rating of the Notes more than once during any particular interest period, the last such change by such Interest Rate Rating Agency to occur will control in the event of a conflict for purposes of any increase or decrease in the interest rate with respect to the Notes.

(v) The interest rate of Notes will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by either Interest Rate Rating Agency) if such Notes become rated “Baa1” or higher by Moody’s (or its equivalent if with respect to any Substitute Rating Agency) and “BBB+” or higher by S&P (or its equivalent if with respect to any Substitute Rating Agency), in each case with a stable or positive outlook.

(vi) The Trustee will have no responsibility whatsoever to monitor whether the interest rate on the Notes is at any time subject to any adjustment under this Section 2.03. The Company will promptly notify the Trustee in writing if at any time the interest rate payable on the Notes becomes subject to such adjustment.

(d) Registration and Form. The Notes shall be issuable as Registered Securities as provided in Section 2.02 of this Article II. The Notes shall be issued and may be transferred only in minimum denominations of $2,000 and integral multiples of $1,000 above that amount. All payments of principal, the price payable on redemption, the repurchase price payable pursuant to any Change of Control Offer and interest in respect of the Notes shall be made by the Company in immediately available funds.

(e) Further Issues. Notwithstanding anything to the contrary contained herein or in the Base Indenture, the Company may, from time to time, without the consent of or notice to the Holders, create and issue further securities having the same ranking and terms and conditions as the Notes in all respects, except for issue date, the public offering price and, in some cases, the first Interest Payment Date. Additional Notes issued in this manner shall be consolidated with and shall form a single series with the previously Outstanding Notes. Notice of any such issuance shall be given to the Trustee and a new supplemental indenture shall be executed in connection with the issuance of such additional Notes.

(f) Merger, Consolidation or Sale of Assets. The provisions regarding merger, consolidation or sale of assets contained in Section 6.04 of the Base Indenture are deleted and replaced in their entirety by the provisions of Section 5.04 of this Supplemental Indenture with respect to the Notes.

(g) Compliance Certificate. The provisions for furnishing the Trustee certificates regarding compliance contained in Sections 6.05 and 6.07 of the Base Indenture are deleted and replaced in their entirety by the provisions of Section 5.05 of this Supplemental Indenture with respect to the Notes.

(h) Defeasance and Covenant Defeasance; Discharge. The provisions regarding Defeasance, Covenant Defeasance and Discharge contained in Article XII of the Base Indenture are deleted and replaced in their entirety by the provisions of Article VII of this Supplemental Indenture with respect to the Notes.

(i) Amendment, Supplement and Waiver. The provisions regarding amendment, supplement and waiver contained in Article XIV of the Base Indenture are deleted and replaced in their entirety by the provisions of Article VIII of this Supplemental Indenture with respect to the Notes.

(j) Guarantee. The full and punctual payment by the Company of the principal of, premium, if any, and interest on the Notes is fully and unconditionally guaranteed on a joint and several senior unsecured basis by each of the Guarantors as provided in Article IX of this Supplemental Indenture.

(k) Other Terms and Conditions. The Notes shall have such other terms and conditions as provided in the form thereof attached as Exhibit A.

SECTION 2.04 Ranking. The Notes shall be general unsecured obligations of the Company. The Notes shall rank pari passu in right of payment with all unsecured and unsubordinated indebtedness, including, without limitation, any unsecured senior indebtedness, of the Company and senior in right of payment to all subordinated indebtedness of the Company.

SECTION 2.05 Sinking Fund. The Notes shall not be entitled to any sinking fund.

SECTION 2.06 Place of Payment. The Place of Payment in respect of the Notes will be at the office or agency of the Company in The City of New York, State of New York or at the office or agency of the Paying Agent in The City of New York, State of New York.

SECTION 2.07 Transfer and Exchange.

(a) The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of the Base Indenture, this Supplemental Indenture and the then applicable procedures of the Depositary (the “Applicable Procedures”). In connection with all transfers and exchanges of beneficial interests, the transferor of such beneficial interest must deliver to the Trustee either (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or, if Definitive Notes are at such time permitted to be issued pursuant to this Supplemental Indenture and the Base Indenture, (B)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in the Base Indenture, this Supplemental Indenture and the Notes, the Registrar shall adjust the principal amount of the relevant Global Notes pursuant to Section 2.08 hereof.

(b) Upon written request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(b), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Trustee the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. The Trustee shall cancel any such Definitive Notes so surrendered, and the Company shall execute and, upon receipt of a Company Order pursuant to Section 3.03 of the Base Indenture, the Trustee shall authenticate and deliver to the Person designated in the instructions a new Definitive Note in the appropriate principal amount. Any Definitive Note issued pursuant to this Section 2.07(b) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Definitive Notes are so registered. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to Section 3.06 of the Base Indenture.

SECTION 2.08 Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 3.09 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Securities represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Registrar or by the Depositary at the direction of the Registrar to reflect such increase.

ARTICLE III

REDEMPTION OF THE NOTES

SECTION 3.01 Optional Redemption by Company.

(a) The Company may redeem the Notes at any time in whole, or from time to time in part, at a redemption price equal to the greater of:

(i) 100% of the principal amount of the Notes to be redeemed; and

(ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed, exclusive of interest accrued to the date of redemption, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield, plus 35 basis points plus, accrued and unpaid interest thereon to, but not including, the Redemption Date; provided, however, that at any time on or after July 1, 2025, the Company may redeem the Notes, at its option, in whole, or from time to time in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

(b) Notwithstanding subsection (a) above, installments of interest on the Notes that are due and payable on any Interest Payment Date falling on or prior to a Redemption Date shall be payable on such Interest Payment Date to the registered Holders as of the close of business on the relevant Regular Record Date according to the terms of the Notes and the Indenture. Unless the Company defaults in payment of the amount payable on redemption, on and after the Redemption Date, interest shall cease to accrue on the Notes or portions thereof that are called for redemption.

(c) The Notes called for redemption become due on the date fixed for redemption. Notices of redemption shall be mailed by first-class mail at least thirty (30) but not more than sixty (60) days before such Redemption Date to each Holder of the Notes to be redeemed at its registered address (with a copy to the Trustee). At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the Redemption Date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice. The Company shall calculate the amount payable on redemption and shall deliver an Officer’s Certificate to the Trustee setting forth the amount payable on redemption no later than two (2) Business Days prior to the Redemption Date.

(d) If less than all the Notes are to be redeemed at any time, the Notes to be redeemed shall be selected by lot by DTC, in the case of Global Notes, or by the Trustee by a method the Trustee deems to be fair and appropriate, in the case of Notes that are not represented by a Global Note. No Notes of $2,000 in principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount to be redeemed. A new Note in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note.

ARTICLE IV

CHANGE OF CONTROL

SECTION 4.01 Repurchase at the Option of Holders Upon Change of Control Repurchase Event.

(a) If a Change of Control Repurchase Event occurs, unless the Company has exercised its right to redeem the Notes pursuant to Section 3.01 of this Supplemental Indenture, the Company shall be required to make an offer to each Holder of the Notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 above that amount) of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase; provided that after giving effect to the purchase, any Notes that remain outstanding shall have a denomination of $2,000 and integral multiples of $1,000 above that amount.

(b) Within thirty (30) days following any Change of Control Repurchase Event or, at the option of the Company, prior to any Change of Control, but after the public announcement of the transaction that constitutes or may constitute the Change of Control, the Company shall mail a notice (a “Change of Control Offer”) to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Notes on the payment date specified in the notice, which date shall be no earlier than thirty (30) days and no later than sixty (60) days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on a Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

(c) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Notes or the Indenture by virtue of such conflict.

(d) On the repurchase date following a Change of Control Repurchase Event, the Company shall, to the extent lawful:

(i) accept for payment all the Notes or portions of the Notes (in minimum denominations of $2,000 and integral multiples of $1,000 above that amount) properly tendered pursuant to the applicable Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all the Notes or portions of the Notes properly tendered pursuant to the applicable Change of Control Offer; and

(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Notes being purchased by the Company.

(e) The Trustee shall promptly mail, or cause the Paying Agent to promptly mail, to each Holder of Notes properly tendered, the purchase price for the Notes, and the Trustee shall promptly, upon the receipt of a Company Order, authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided, that each new Note shall be in a minimum principal amount of $2,000 or an integral multiple of $1,000 above that amount.

(f) The Company shall not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

(g) If Holders of not less than 95% in aggregate principal amount of the Outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company, as described in Section 4.01(f) of this Supplemental Indenture, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company will have the right, upon not less than thirty (30) nor more than sixty (60) days’ prior notice, given not more than thirty (30) days following such purchase pursuant to the Change of Control Offer described in this Section 4.01, to redeem all Notes that remain Outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption.

ARTICLE V

COVENANTS

SECTION 5.01 Limitation on Liens.

(a) The Company shall not, and shall not permit any of its Domestic Subsidiaries to, create, incur, assume or permit to exist any Lien on (a) any Principal Property or (b) the Capital Stock of any Subsidiary of the Company, in each case to secure Indebtedness of the Company, any Subsidiary of the Company or any other Person, unless prior to or at the same time, the Notes (together with, at the option of the Company, any other Indebtedness of the Company or any Subsidiary ranking equally in right of payment with the Notes) are equally and ratably secured with or, at the option of the Company, prior to, such Indebtedness. Any Lien created for the benefit of the Holders of the Notes pursuant to this Section 5.01(a) shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of such Lien that gave rise to the obligation to secure the Notes under this Section 5.01(a).

(b) The restrictions set forth in Section 5.01(a) shall not apply, with respect to any Person, to any of the following:

(i) any Lien existing on the Issue Date;

(ii) any Lien arising by reason of:

1) any judgment, decree or order of any court, so long as such Lien is adequately bonded or with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

2) taxes, governmental assessments or similar governmental charges or levies not yet delinquent or which are being contested in good faith;

3) security for payment of workers’ compensation, unemployment insurance and other governmental insurance or benefits and/or other insurance arrangements (including, without limitation, pledges or deposits securing liability under self-insurance general liability insurance programs);

4) good faith deposits in connection with bids, tenders, statutory obligations, leases and contracts (other than contracts for the payment of money);

5) zoning and other restrictions, charges or encumbrances (whether or not recorded), easements (including, without limitation, reciprocal easement agreements and utility agreements) licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, consents, conditions, waivers, variations, encroachments, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any of its Subsidiaries or the value of such property for the purpose of such business;

6) deposits to secure public, statutory or similar obligations, or in lieu of surety or appeal bonds or Liens incurred or deposits made as a result of progress payments under government contracts;

7) Liens incurred or deposits made in connection with letters of credit issued in the ordinary course of business; or

8) operation of law in favor of mechanics, carriers, warehousemen, landlords, materialmen, laborers, employees, suppliers or other similar Persons, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

(iii) any Lien to secure the performance bids, trade contracts, leases (including, without limitation, statutory and common law landlord’s liens), statutory obligations, surety and appeal bonds, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the Company or any of its Subsidiaries;

(iv) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person at the time the Lien is incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(v) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person (other than assets and property affixed or appurtenant thereto);

(vi) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person (other than assets and property affixed or appurtenant thereto);

(vii) Liens in favor of the Company or any of its Subsidiaries;

(viii) any Lien securing any Vehicle Inventory Indebtedness and/or Vehicle Receivables Indebtedness;

(ix) Liens securing Indebtedness under Mortgage Facilities in an aggregate principal amount not to exceed $500.0 million Incurred and outstanding after the Issue Date;

(x) Liens securing Indebtedness under Debt Facilities in an aggregate principal amount not to exceed $2,300.0 million at any one time outstanding;

(xi) Liens securing Indebtedness under Interest Rate Agreements, Currency Agreements or Commodity Price Protection Agreements or otherwise Incurred to hedge interest rate risk or currency or commodity pricing risk;

(xii) Liens to secure any refinancing (or successive refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (i), (iv), (v), (vi) or (xi); provided, however, that: (a) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described in clauses (i), (iv), (v), (vi) or (xi) at the time the original Lien became a Lien permitted under the Indenture and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; and

(xiii) Liens on assets subject to a Sale and Leaseback Transaction securing Attributable Debt permitted to be Incurred pursuant to Section 5.02 of this Supplemental Indenture.

(c) Notwithstanding the restrictions contained in subsections (a) and (b) of this Section 5.01, the Company and its Subsidiaries shall be permitted to Incur Indebtedness secured by a Lien which would otherwise be subject to the restrictions contained in subsections (a) and (b) of this Section 5.01 without equally and ratably securing the Notes, if any, provided that, after giving effect to such Indebtedness, the aggregate amount of all Indebtedness secured by Liens (not including Liens permitted under clauses (i) through (xiii) of Section 5.01(b)), together with all Attributable Debt outstanding pursuant to Section 5.02(b), does not exceed 15% of the Consolidated Net Tangible Assets of the Company calculated as of the date of the creation or incurrence of the Lien. The Company and its Subsidiaries also may, without equally and ratably securing the Notes, create or incur Liens that extend, renew, substitute or replace (including successive extensions, renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence.

SECTION 5.02 Limitations on Sale and Leaseback Transactions.

(a) The Company shall not, and shall not permit any of its Domestic Subsidiaries to, directly or indirectly, enter into any Sale and Leaseback Transaction, unless:

(i) such transaction with respect to a Principal Property if a binding commitment with respect thereto is entered into within one year after the later of (x) the Issue Date or (y) the date such Principal Property was acquired;

(ii) the Sale and Leaseback Transaction is solely with the Company or any of its Domestic Subsidiaries;

(iii) the lease is for a period not in excess of 36 months, including renewals;

(iv) the Company would (at the time of entering into such arrangement) be entitled to Incur Indebtedness secured by a Lien with respect to such Sale and Leaseback Transaction, without equally and ratably securing the Notes then Outstanding under the Indenture, pursuant to Section 5.01(c) of this Supplemental Indenture; or

(v) leases where the proceeds from the sale of the subject Principal Property are at least equal to the fair market value (as determined in good faith by the Company) of the subject Principal Property and the Company applies an amount equal to the net proceeds from the sale of such Principal Property to the purchase of other property or assets used or useful in its business or to the retirement of long-term Indebtedness within 365 days of the effective date of any such Sale and Leaseback Transaction; provided that, in lieu of applying such amount to the retirement of long-term Indebtedness, the Company may deliver Notes to the Trustee for cancellation.

(b) Notwithstanding the restrictions set forth in subsection (a) of this Section 5.02, the Company and its Subsidiaries may enter into any Sale and Leaseback Transaction which would otherwise be subject to such restrictions, if after giving effect thereto the aggregate amount of all Attributable Debt with respect to such transactions, together with all Indebtedness outstanding pursuant to Section 5.01(c) of this Supplemental Indenture, does not exceed 15% of the Consolidated Net Tangible Assets of the Company calculated as of the closing date of the Sale and Leaseback Transaction.

SECTION 5.03 Limitation on Issuances of Guarantees of Indebtedness.

(a) The Company shall not cause or permit any Domestic Subsidiary (which is not a Guarantor), directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company or any Domestic Subsidiary unless such Domestic Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Subsidiary Guarantee of the Notes on the same terms as the guarantee of such Indebtedness except that (A) such guarantee need not be secured unless required pursuant to Section 5.01 of this Supplemental Indenture and (B) if such Indebtedness is by its terms expressly subordinated to the Notes, any such assumption, guarantee or other liability of such Domestic Subsidiary with respect to such Indebtedness shall be subordinated to such Domestic Subsidiary’s Subsidiary Guarantee of the Notes at least to the same extent as such Indebtedness is subordinated to the Notes; provided that no such Subsidiary Guarantee will be required if the Company’s Credit Agreement is no longer guaranteed by Domestic Subsidiaries and the debt guaranteed by such Domestic Subsidiary does not exceed $75,000,000.

The obligation to provide Subsidiary Guarantees set forth in the preceding paragraph will not be applicable to any Guarantees of any Domestic Subsidiary given to a bank or trust company or any commercial banking institution that is a member of the U.S. Federal Reserve System (or any branch, Subsidiary or Affiliate thereof), in connection with the operation of cash management programs established for its benefit or that of any other Domestic Subsidiary.

(b) Notwithstanding subsection (a) of this Section 5.03, any Subsidiary Guarantee by a Domestic Subsidiary of the Notes shall provide by its terms that it (and all Liens securing the same) shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company’s Capital Stock in, or all or substantially all the assets of, such Domestic Subsidiary, which transaction is in compliance with the terms of the Indenture and such Domestic Subsidiary is released from all Guarantees, if any, by it of other Indebtedness of the Company or any Domestic Subsidiary, (ii) with respect to any Subsidiary Guarantee created after the Issue Date, the release by the holders of the Indebtedness of the Company described in subsection (a) of this Section 5.03 of their Guarantee by such Domestic Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at such time as (A) no other Indebtedness of the Company has been guaranteed by such Domestic Subsidiary or (B) the holders of all such other Indebtedness which is guaranteed by such Domestic Subsidiary also release their Guarantee by such Domestic Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), and (iii) the Company’s Domestic Subsidiaries ceasing to guarantee the Company’s Credit Agreement and no Domestic Subsidiary guaranteeing any Indebtedness of the Company or any other Domestic Subsidiary in an amount exceeding $75,000,000 (other than the Notes).

SECTION 5.04 Merger, Consolidation or Sale of Assets.

(a) The Company shall not, in a single transaction or through a series of related transactions, consolidate or merge with or into any other Person, or, directly or indirectly, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to another Person, or permit any Person to merge with or into it, unless:

(i) the Company is the continuing Person or the successor Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease or conveyance or other disposition has been made is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the Company under the Indenture, including payment of the principal of and interest on the Notes, and the performance and observance of all of the covenants and conditions of the Indenture to be performed by the Company, by a supplemental indenture, executed and delivered to the Trustee;

(iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iv) at the time of such transaction, the Company or the surviving Person shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, sale, assignment, transfer, lease or conveyance or other transaction and the supplemental indenture in respect thereof comply with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with; and

(v) at the time of the transaction, each Guarantor, unless it is the other party to the transaction described above, shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations under the Indenture and the Notes.

In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraph in which the Company is not the continuing corporation, the successor Person formed or remaining or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company and the Company will be discharged from all obligations and covenants under the Indenture and the Notes.

(b) Each Guarantor (other than any Guarantor whose Subsidiary Guarantee is to be released in accordance with the terms of its Subsidiary Guarantee and the Indenture in connection with the sale, exchange or transfer to any Person (other than an Affiliate of the Company) of all of the Capital Stock of such Guarantor) shall not, and the Company shall not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

(i) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such Person assumes by supplemental indenture all of the obligations of the Guarantor on its Subsidiary Guarantee; and

(ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

The successor Guarantor shall succeed to, and except in the case of a lease, be substituted for, such Guarantor under the Indenture and such Guarantor’s Subsidiary Guarantee.

SECTION 5.05 Compliance Certificate. The Company shall furnish, so long as any of the Notes are Outstanding, to the Trustee annually, within 120 days after the end of each fiscal year in which the Notes are Outstanding, a certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company’s compliance with all conditions and covenants under the Indenture (which compliance shall be determined without regard to any period of grace or requirement of notice provided under the Indenture). The Company shall, so long as any of the Notes are Outstanding, also deliver to the Trustee, as soon as possible, but in no event later than five (5) Business Days after the principal executive officer, principal financial officer or principal accounting officer becomes aware of any Default or Event of Default, a certificate specifying such Default or Event of Default. Such certificates need not comply with Section 16.01 of the Base Indenture.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.01 Events of Default.

(a) In addition to those specified in Section 7.01 of the Base Indenture, each of the following is an “Event of Default” with respect to the Notes:

(i) failure by the Company to comply with the provisions of Section 4.01 or Section 5.04 of this Supplemental Indenture;

(ii) default under any Indebtedness of the Company or any of its Subsidiaries having an aggregate amount of at least $50.0 million constituting a default either (a) of payment of principal when due and payable (whether at scheduled maturity, upon acceleration, redemption or otherwise) or (b) which results in acceleration of the Indebtedness, and in each case after the Company has received written notice (with a copy to the Trustee if sent by the Holders) of the default from the Trustee or from the Holders of at least 25% of the aggregate principal amount of Notes then Outstanding and thereafter do not cure the default within 30 days;

(iii) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $50.0 million above available insurance coverage or indemnity coverage, which judgments are not paid, discharged or stayed for a period of 60 days; and

(iv) except as permitted by the Indenture, any Subsidiary Guarantee of a Significant Subsidiary of the Company is held in any judicial proceeding to be unenforceable or invalid.

(b) Clause (c) of Section 7.01 of the Base Indenture shall not apply to the Notes.

(c) Clauses (d), (e) and (f) of Section 7.01 of the Base Indenture are deleted and replaced in their entirety by the following:

“(d) failure by the Company to comply with any of the agreements contained in the Indenture or the Notes (other than an agreement, a default in the performance of which, is specifically handled elsewhere in this Section 6.01(a) or Section 7.01 of the Base Indenture) for 30 days after written notice is received by the Company from the Trustee or by the Company and the Trustee from the Holders of at least 25% of the aggregate principal amount of Notes then Outstanding specifying the default (and demanding that such default be remedied);”

“(e) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company or any of its Significant Subsidiaries bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Significant Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any of its Significant Subsidiaries or of any substantial party of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days;”

“(f) (i) the Company or any of its Significant Subsidiaries commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent,

(ii) the Company or any of its Significant Subsidiaries consents to the entry of a decree or order for relief in respect of the Company or such Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it,

(iii) the Company or any of its Significant Subsidiaries files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law,

(iv) the Company or any of its Significant Subsidiaries (1) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Significant Subsidiary or of any substantial part of their respective properties, (2) makes an assignment for the benefit of creditors or (3) admits in writing its inability to pay its debts generally as they become due, or

(v) the Company or any of its Significant Subsidiaries takes any corporate action in furtherance of any such actions described in this clause (f);”

ARTICLE VII

DEFEASANCE AND COVENANT DEFEASANCE; DISCHARGE

SECTION 7.01 Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, at any time, elect to have either Section 7.02 or 7.03 of this Supplemental Indenture be applied to all Outstanding Notes and Subsidiary Guarantees upon compliance with the conditions set forth below in this Article VII.

SECTION 7.02 Defeasance and Discharge. Upon the Company’s exercise under Section 7.01 of the option applicable to this Section 7.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 7.04, be deemed to have been discharged from its obligations with respect to all Outstanding Notes and the related Subsidiary Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Defeasance”). For this purpose, Defeasance means that the Company, a Guarantor, if applicable, and any other obligor under the Indenture shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes being defeased, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 7.05 and the other Sections of the Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and the Indenture (and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of such Outstanding Notes to receive, solely from the trust fund described in Section 7.04, and as more fully set forth in such Section 7.04, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes under Article II of the Supplemental Indenture and Article III and Section 6.02 of the Base Indenture, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith and (d) this Article VII. Subject to compliance with this Article VII, the Company may exercise its option under this Section 7.02 notwithstanding the prior exercise of its option under Section 7.03.

SECTION 7.03 Covenant Defeasance. Upon the Company’s exercise under Section 7.01 hereof of the option applicable to this Section 7.03, the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 7.04 hereof, be released from their obligations under the covenants contained in Sections 4.01, 5.01, 5.02, 5.03, 5.04 and 5.05 of this Supplemental Indenture with respect to the Outstanding Notes, and the Events of Default set forth in Sections 6.01(a)(i), 6.01(a)(ii), 6.01(a)(iii) and 6.01(a)(iv) of this Supplemental Indenture shall cease to apply, in each case, on and after the date the conditions set forth in Section 7.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “Outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder (it being understood that the Notes shall not be deemed Outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the Outstanding Notes, the Company and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 of this Supplemental Indenture or Section 7.01 of the Base Indenture with respect to the Notes, but, except as specified above, the remainder of the Indenture and such Notes shall be unaffected thereby.

SECTION 7.04 Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to the application of either Section 7.02 or 7.03 of this Supplemental Indenture to the Outstanding Notes:

(a) the Company must irrevocably deposit or cause to be deposited with the Trustee, in trust, for the benefit of the Holders of such Notes, cash in United States dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on such Outstanding Notes on the Stated Maturity;

(b) in the case of an election under Section 7.02 of this Supplemental Indenture, the Company shall have delivered to the Trustee an Opinion of Counsel from independent counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel from independent counsel in the United States shall confirm that, the beneficial owners of such Outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred;

(c) in the case of an election under Section 7.03, the Company shall have delivered to the Trustee an Opinion of Counsel from independent counsel in the United States to the effect that the beneficial owners of such Outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing with respect to such Notes either (a) on the date of such deposit (other than a Default or Event of Default solely resulting from the borrowing of funds to be applied to such deposit); or (b) insofar as clauses (e) and (f) of Section 7.01 of the Base Indenture (as amended pursuant to Section 6.01(c) of this Supplemental Indenture) are concerned, at any time during the period ending on the 91st day after the date of deposit;

(e) such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under, the Indenture or any other material agreement or instrument (other than, to the extent set forth in clause (d) above, the Indenture) to which the Company or any Guarantor is a party or by which it is bound;

(f) such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder;

(g) the Company shall have delivered to the Trustee an Opinion of Counsel from independent counsel in the United States to the effect that after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(h) the Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Trustee, Holders of such Notes or any Subsidiary Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company or any Guarantor or others; and

(i) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel from independent counsel in the United States, each stating that all conditions precedent relating to either the Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

SECTION 7.05 Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 7.06 of this Supplemental Indenture, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 7.05, the “Trustee”) pursuant to Section 7.04 of this Supplemental Indenture in respect of the Outstanding Notes being defeased shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and the Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 7.04 of this Supplemental Indenture or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes being defeased.

Anything in this Article VII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company any money or non-callable U.S. Government Obligations held by it as provided in Section 7.04 of this Supplemental Indenture which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 7.04(a) of this Supplemental Indenture), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance.

SECTION 7.06 Repayment to the Company. Subject to applicable laws relating to abandoned property, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

SECTION 7.07 Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable U.S. Government Obligations in accordance with Section 7.02 or 7.03 of this Supplemental Indenture, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under the Indenture and the Notes theretofore defeased shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.02 or 7.03 of this Supplemental Indenture until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with such Section 7.02 or 7.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 7.08 Discharge. The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes as expressly provided for in the Indenture) and the Trustee, at the expense and written direction of the Company, will execute proper instruments acknowledging satisfaction and discharge of the Indenture as to all Outstanding Notes under the Indenture when:

(a) either:

(i) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid or Notes whose payment has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided for in the Indenture) have been delivered to the Trustee for cancellation, or

(ii) all such Notes not theretofore delivered to the Trustee for cancellation (a) have become due and payable, (b) will become due and payable at their Stated Maturity within one year or (c) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

(b) the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at such Maturity, Stated Maturity or redemption date;

(c) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other material agreement to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(d) the Company or any Guarantor has paid or caused to be paid all sums payable under the Indenture by the Company and any Guarantor;

(e) the Company has delivered irrevocable instructions to the Trustee to apply such funds to the payment of the Notes at Maturity or redemption, as the case may be; and

(f) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of such Indenture have been complied with.

ARTICLE VIII

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 8.01 Without Consent of Holders of Notes. Notwithstanding Section 8.02 of this Supplemental Indenture, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes without notice to or the consent of any Holder of a Note:

(1) to cure any ambiguity, defect or inconsistency in the Indenture or the Notes;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Company’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets;

(4) to make any change that, in the good faith opinion of the Board of Directors of the Company, would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder;

(5) to secure the Notes or to add additional Guarantors;

(6) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(7) to conform the text of the Indenture or the Notes to any provision of the “Description of the Notes” in the Prospectus Supplement to the extent that such provision in the “Description of the Notes” in the Prospectus Supplement was intended to be a verbatim recitation of the Indenture, the Subsidiary Guarantees or the Notes;

(8) to remove a Guarantor which, in accordance with the terms of the Indenture, ceases to be liable in respect of its Subsidiary Guarantee;

(9) to add to the covenants of the Company or any Guarantor for the benefit of the Holders of Notes or to surrender any right or power conferred upon the Company or any Guarantor;

(10) to provide for the issuance of additional Notes in accordance with the limitations set forth in the Indenture as of the Issue Date;

(11) to comply with the provisions of the DTC or the Trustee with respect to the provisions in the Indenture and the Notes relating to transfer and exchanges of Notes or beneficial interests in Notes; and

(12) evidence and provide for the acceptance of appointment by a successor trustee.

SECTION 8.02 With Consent of Holders of Notes.

Except as provided below in this Section 8.02, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes and/or any Subsidiary Guarantees may be amended or supplemented (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for, Notes) of the holders of at least a majority in aggregate principal amount of Outstanding Notes affected by such modifications or amendments; and, subject to Section 7.06 of the Base Indenture, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then Outstanding Notes (including consents obtained in connection with a purchase of, tender offer or exchange offer for, Notes).

Upon the written request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of any document requested by it pursuant to Section 11.02(e) of the Base Indenture, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental Indenture and to make any further appropriate agreements and stipulations that may be therein contained, unless such amended or supplemental Indenture directly affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 8.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Section 7.06, the Holders of a majority in aggregate principal amount of the Notes then Outstanding voting as a single class may waive compliance in a particular instance by the Company and/or the Guarantors with any provision of this Indenture, the Notes or the Subsidiary Guarantees. However, without the consent of each Holder affected, an amendment or waiver under this Section 8.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of Notes (other than provisions relating to the covenants described in Section 4.01 of this Supplemental Indenture);

(3) reduce the rate of interest on any Note other than as expressly contemplated by the Indenture or change the time for payment of interest on any Note;

(4) waive a Default or Event of Default in the payment of principal of and interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than that stated in the Notes;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes;

(7) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described in Section 4.01 of this Supplemental Indenture);

(8) make any change in the foregoing amendment and waiver provisions;

(9) modify, without the written consent of the Trustee, the rights, duties or immunities of the Trustee; or

(10) release any Guarantor that is a Significant Subsidiary from its Subsidiary Guarantee, except as provided in the Indenture.

SECTION 8.03 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 8.04 Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any affected Note thereafter authenticated. The Company in exchange for all affected Notes may issue and the Trustee shall, upon receipt of an authentication order, authenticate new Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 8.05 Trustee to Sign Amendments, etc. The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article VIII if the amendment or supplement does not in the judgment of the Trustee adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until its Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall receive and (subject to Section 11.01 of the Base Indenture) shall be fully protected in conclusively relying upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.

ARTICLE IX

GUARANTEES

SECTION 9.01 Guarantee.

Subject to this Article IX, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Notes will be promptly paid by the Company in full when due, whether at Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid by the Company in full or performed by the Company, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid by the Company in full when due or performed by the Company in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due by the Company of any amount so guaranteed or any performance so guaranteed which failure continues for ten (10) days after demand therefor is made to the Company for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a Guarantee of payment and not a Guarantee of collection.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment (except as specifically provided in the preceding paragraph), filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands (except as specifically provided in the preceding paragraph) whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture. Each Guarantor also expressly waives, without any requirement of any notice to or further assent by such Guarantor, to the fullest extent permitted by applicable law, the benefit of all principles or provisions of applicable law which are or might be in conflict with the terms hereof, including, without limitation, Section 10-7-23 and Section 10-7-24 of the Official Code of Georgia Annotated.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VII of the Base Indenture and Article VI of this Supplemental Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VII of the Base Indenture and Article VI of this Supplemental Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee, failing payment when due by the Company which failure continues for ten (10) days after demand therefor is made to the Company. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

SECTION 9.02 Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Subsidiary Guarantee and this Article IX shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article IX, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 9.03 Execution and Delivery of Guarantee.

To evidence the Subsidiary Guarantees set forth in Section 9.01 of this Supplemental Indenture, the Company hereby agrees to cause a notation of such Subsidiary Guarantee substantially in the form of Exhibit B hereto to be endorsed by manual or facsimile signature by an officer of each Guarantor on each Note authenticated and delivered by the Trustee. The Company shall cause all future Guarantors to execute a supplemental indenture substantially in the form of Exhibit C hereto.

Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 9.01 of this Supplemental Indenture and in any subsequent supplemental indentures shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

If an officer whose signature is on any supplemental indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid and obligatory nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Supplemental Indenture on behalf of the Guarantors.

In the event that the Company creates or acquires any new Domestic Subsidiaries subsequent to the date of this Supplemental Indenture, if required by Section 5.03 of this Supplemental Indenture, the Company shall cause such Domestic Subsidiaries to execute supplemental indentures to the Indenture and Subsidiary Guarantees in accordance with Section 5.03 of this Supplemental Indenture and this Article IX, to the extent applicable; provided that no such Subsidiary Guarantee will be required if the Company’s Credit Agreement is no longer guaranteed by Domestic Subsidiaries and the debt guaranteed by such Domestic Subsidiary does not exceed $75,000,000.

SECTION 9.04 Release of Guarantor. The Subsidiary Guarantee of a Guarantor will be released:

(a) upon any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company’s Capital Stock in, or all or substantially all the assets of, such Domestic Subsidiary, which transaction is in compliance with the terms of the Indenture and such Domestic Subsidiary is released from all guarantees, if any, by it of other Indebtedness of the Company or any Domestic Subsidiary;

(b) either Defeasance or Covenant Defeasance occurs with respect to such Notes in compliance with Article VII of this Supplemental Indenture;

(c) with respect to any Subsidiary Guarantees created after the Issue Date, the release by the holders of the Indebtedness of the Company described in Section 5.03(a) of this Supplemental Indenture of their Guarantee by such Domestic Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at such time as (A) no other Indebtedness of the Company has been guaranteed by such Domestic Subsidiary or (B) the holders of all such other Indebtedness which is guaranteed by such Domestic Subsidiary also release their Guarantee by such Domestic Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness); or

(d) upon the Company’s Domestic Subsidiaries ceasing to guarantee the Company’s Credit Agreement and no Domestic Subsidiary guaranteeing any Indebtedness of the Company or any other Domestic Subsidiary in an amount exceeding $75,000,000 (other than the Notes).

The Trustee, at the expense and written direction of the Company, will execute proper instruments acknowledging the termination of such Subsidiary Guarantee as reasonably required by the representative of such Guarantor.

Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal and premium, if any, of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in this Article IX.

SECTION 9.05 Acknowledgement of Manufacturers’ Letter Agreements. It is hereby acknowledged that the enforcement of certain rights with respect to the Subsidiary Guarantees is subject to the terms and conditions of the Manufacturers’ Letter Agreements.

SECTION 9.06 Certain California Law Waivers. As used in this Section 9.06, any reference to “the principal” includes the Company, and any reference to “the creditor” includes the Holders. In accordance with Section 2856 of the California Civil Code:

(a) each Guarantor agrees (i) to waive any and all rights of subrogation and reimbursement against the Company or against any collateral or security granted by the Company for any of the Guarantor’s obligations and (ii) to withhold the exercise of any and all rights of contribution against any other guarantor of any of the Guarantor’s obligations and against any collateral or security granted by any such other guarantor for any of the Guarantor’s obligations until the Guarantor’s obligations shall have been indefeasibly paid in full;

(b) each Guarantor waives any and all other rights and defenses available to the Guarantor by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code, including any and all rights or defenses Guarantor may have by reason of protection afforded to the principal with respect to any of the Guarantor’s obligations, or to any other guarantor of any of the Guarantor’s obligations with respect to any of such guarantor’s obligations under its guaranty, in either case pursuant to the antideficiency or other laws of the State of California limiting or discharging the principal’s indebtedness or such guarantor’s obligations, including Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure; and

(c) each Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for any Subsidiary Guarantee obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise; and even though that election of remedies by the creditor, such as nonjudicial foreclosure with respect to security for an obligation of any other guarantor of any of the Guarantor’s obligations, has destroyed Guarantor’s rights of contribution against such other guarantor.

No other provision of this Article IX shall be construed as limiting the generality of any of the covenants and waivers set forth in this Section 9.06. In accordance with Section 10.06 of this Supplemental Indenture, the Subsidiary Guarantees shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York. This Section 9.06 is included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to the Subsidiary Guarantees or to any of the Guarantor’s obligations.

ARTICLE X

MISCELLANEOUS PROVISIONS

SECTION 10.01 Ratification of Base Indenture. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Base Indenture, and as supplemented and modified hereby, the Base Indenture is in all respects ratified and confirmed, and the Base Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 10.02 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof, or with a provision of the Base Indenture, which is required to be included in this Supplemental Indenture, or in the Base Indenture, respectively, by any of the provisions of the Trust Indenture Act, such required provision shall control to the extent it is applicable.

SECTION 10.03 Conflict with Base Indenture. To the extent not previously amended or modified by this Supplemental Indenture, the Base Indenture shall remain in full force and effect. If any provision of this Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, the provision of this Supplemental Indenture shall control.

SECTION 10.04 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 10.05 Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 10.06 Separability Clause. In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.07 GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 10.08 WAIVER OF JURY TRIAL. THE COMPANY, EACH GUARANTOR AND THE TRUSTEE EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES, THE SUBSIDIARY GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 10.09 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

AUTONATION, INC.

By:	/s/ Cheryl Miller
Name:	Cheryl Miller
Title:	Executive Vice President and Chief Financial Officer

THE GUARANTORS NAMED IN SCHEDULE 1 HERETO

By:	/s/ C. Coleman G. Edmunds
Name:	C. Coleman G. Edmunds
Title:	Authorized Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Stefan Victory
Name:	Stefan Victory
Title:	Vice President

EXHIBIT A

[GLOBAL NOTE LEGEND]

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE SUPPLEMENTAL INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAYBE REQUIRED PURSUANT TO SECTION 4.06 OF THE BASE INDENTURE, (II) THIS GLOBAL NOTE MAYBE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 4.06 OF THE BASE INDENTURE, (III) THIS GLOBAL NOTE MAYBE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.07 OF THE BASE INDENTURE AND (IV) THIS GLOBAL NOTE MAYBE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BYAN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

*	Legend to be included only for Global Notes

[FORM OF FACE OF NOTE]

No.	$[ ]
CUSIP No. 05329WAM4 ISIN: US05329WAM47

4.500% Senior Notes due 2025

AutoNation, Inc., a Delaware corporation, promises to pay to [        ], or registered assigns, the principal sum of [        ] Dollars ($[        ]) on October 1, 2025, unless earlier redeemed or repurchased.

Interest Payment Dates: April 1 and October 1, commencing April 1, 2016.

Record Dates: March 15 and September 15.

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed

Dated:

AUTONATION, INC.

By:
Name:
Title:

Dated: TRUSTEE’S CERTIFICATE OF AUTHENTICATION WELLS FARGO BANK, NATIONAL ASSOCIATION as Trustee, certifies that this is one of the Global Notes referred to in the within mentioned Indenture.

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

4.500% Senior Notes due 2025

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.	Interest

AutoNation, Inc. (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above, subject to adjustment as provided in the Indenture. The Company shall pay interest semi-annually in arrears on April 1 and October 1 of each year, or, if such date is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”), commencing April 1, 2016.1 Interest on the Notes shall accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from September 21, 2015.2 The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the interest rate for the Notes. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.	Method of Payment

The Company shall pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the March 15 and September 15 immediately preceding the relevant Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except with respect to defaulted interest. The Notes shall be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and premium on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its judgment), to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America at the time of payment is legal tender for payment of public and private debts.

3.	Paying Agent and Registrar

Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice to any holder. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

[1]	In the case of Notes issued on the Issue Date.
[2]	In the case of Notes issued on the Issue Date.

4.	Indenture

The Company issued the Notes under an Indenture dated as of April 14, 2010 (the “Base Indenture’), as supplemented by that Supplemental Indenture dated as of September 21, 2015 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. § § 77aaa-77bbbb) (the “Trust Indenture Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of those terms.

The Company shall be entitled, subject to its compliance with Section 2.03(e) of the Supplemental Indenture, to create and issue further securities having the same ranking and terms and conditions as the Notes in all respects, except for the issue date, the public offering price and, in some cases, the first Interest Payment Date. The Notes initially issued on the Issue Date and any additional Notes shall be treated as a single class for all purposes under the Indenture.

5.	Optional Redemption

Except as described below, the Notes will not be redeemable by the Company prior to Maturity.

The Company shall have the right to redeem the Notes at any time in whole, or from time to time, in part at a redemption price (the “Redemption Price”) equal to the greater of: (i) 100% of the principal amount of the Notes to be redeemed; and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed, exclusive of interest accrued to the date of redemption, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield, plus 35 basis points, plus accrued and unpaid interest to, but not including, the date of redemption.; provided, however, that at any time on or after July 1, 2025, the Company may redeem the Notes, at its option, in whole, or from time to time in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but not including, the date of redemption.

6.	Notice of Redemption

The Notes called for redemption become due on the date fixed for redemption. Notice of redemption (with a copy to the Trustee) shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at his or her registered address.

7.	Repurchase at Option of Holder Upon Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs, unless the Company has exercised its right to redeem the Notes pursuant to the Indenture, the Company shall be required to make an offer to each Holder of the Notes to repurchase all or a portion of such Holder’s Notes (the “Change of Control Offer”), at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date fixed for redemption). Within 30 days following the date upon which the Change of Control Repurchase Event occurred, the Company must send (with a copy to the Trustee), by first class mail, a notice to each Holder, which notice shall govern the terms of the Change of Control Offer and shall be in compliance with the Indenture.

Holders electing to have a Note purchased pursuant to a Change of Control Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice.

8.	Denominations; Transfer; Exchange

The Notes are in registered form without coupons in minimum denominations of $2,000 principal and integral multiples of $1,000 in excess thereof. A Holder may register, transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed.

9.	Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

10.	Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time shall be entitled to terminate some or all of its and the Guarantors’ obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Notes to redemption or maturity, as the case may be.

11.	Amendment, Waiver

The Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

12.	Defaults and Remedies

If any Event of Default (as defined in the Indenture) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then Outstanding Notes may declare all the Notes to be due and payable by notice in writing to the Company and the Trustee (if declared by the Holders) specifying the respective Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture and the Trust Indenture Act. Subject to certain limitations, Holders of a majority in principal amount of the then Outstanding Notes may direct the Trustee in its exercise of any trust or power. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13.	Guarantee

The full and punctual payment by the Company of the principal of, premium, if any, and interest on the Notes is fully and unconditionally guaranteed on a joint and several senior unsecured basis by each of the Guarantors. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

14.	Trustee Dealings with the Company

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

15.	No Recourse Against Others

Any past, present, or future director, officer, employee, incorporator or stockholder, as such, of the Company, any Guarantors or the Trustee shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

16.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) signs the certificate of authentication on the other side of this Note.

17.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.	CUSIP and ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP and ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.	GOVERNING LAW

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE.

The Company shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

AutoNation, Inc.

200 SW 1st Ave

Fort Lauderdale, FL 33301

Attention: Legal Department

Facsimile No.: 954-769-6340

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably, appoint                      agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Note.)

Signature

Signature Guarantee:

Signature must be guaranteed

(Signatures must be guaranteed by a participant in a recognized Signature Medallion Program or other signature guarantor program reasonably acceptable to the Trustee.)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.01 of the Supplemental Indenture check the box:  ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.01 of the Supplemental Indenture, state the amount you elect to have purchased: $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

(Signatures must be guaranteed by a participant in a recognized Signature Medallion Program or other signature guarantor program reasonably acceptable to the Trustee.)

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF EXCHANGES OR INTERESTS IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

EXHIBIT B

FORM OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture), jointly and severally, unconditionally guarantees, to the extent set forth in and subject to the provisions in the Indenture, dated as of April 14, 2010 (the “Base Indenture”), as supplemented by that Supplemental Indenture dated as of September 21, 2015 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), among AutoNation, Inc., as issuer (the “Company”), the Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), (a) the full and punctual payment of the principal of and interest on the Notes when due, whether at maturity, by acceleration, redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor shall remain bound hereunder notwithstanding any extension or renewal of any Guaranteed Obligation.

The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article IX of the Supplemental Indenture and reference is hereby made such provisions for the precise terms of the Guarantee. Each Holder, by accepting the same agrees to and shall be bound by such provisions. This Guarantee is subject to release as and to the extent set forth in Sections 7.02, 7.08 and 9.04 of the Supplemental Indenture. The terms of the Indenture, including, without limitation, Article IX of the Supplemental Indenture, are incorporated herein by reference. The laws of the State of New York shall govern and be used to construe this Guarantee. Capitalized terms used herein and not defined are used herein as so defined in the Indenture.

[GUARANTOR]

By:
Name:
Title:

B-1

EXHIBIT C

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                     , among AutoNation, Inc., a Delaware corporation (the “Company”),                      (the “Guaranteeing Subsidiary”), a subsidiary of AutoNation, Inc. (or its permitted successor) and Wells Fargo Bank, National Association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Guarantors named therein have heretofore executed and delivered to the Trustee the Indenture, dated as of April 14, 2010 (the “Base Indenture”), as supplemented by that Supplemental Indenture dated as of September 21, 2015 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), providing for the issuance of 4.500% Senior Notes due 2025 (the “Notes”);

WHEREAS, the Indenture provides that the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 8.01 of the Supplemental Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:

(a)	To jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(i)	the principal of and interest on the Notes shall be promptly paid by the Company in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid by the Company in full or performed by the Company, all in accordance with the terms hereof and thereof; and

(ii)	in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid by the Company in full when due or performed by the Company in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due by the Company of any amount so guaranteed or any performance so guaranteed which failure continues for three days after demand therefor is made to the Company for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)	The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(c)	The following is hereby waived: diligence, presentment, demand of payment (except as specifically provided in (a) above), filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands (except as specifically provided in (a) above) whatsoever.

(d)	This Guarantee shall not be discharged except (i) by complete performance of the obligations contained in the Notes and the Indenture. Each Guarantor also expressly waives, without any requirement of any notice to or further assent by such Guarantor, to the fullest extent permitted by applicable law, the benefit of all principles or provisions of applicable law which are or might be in conflict with the terms hereof, including, without limitation, Section 10-7-23 and Section 10-7-24 of the Official Code of Georgia Annotated.

(e)	If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f)	The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g)	As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VII of the Base Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VII of the Base Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee, failing payment when due by the Company which failure continues for three days after demand therefor is made to the Company.

(h)	The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

3. Guaranteeing Subsidiary May Consolidate, Etc. on Certain Terms. Each Guaranteeing Subsidiary agrees that, unless its Guarantee is being concurrently released in conformity with Section 9.04 of the Supplemental Indenture, it may not consolidate with or merge with or into any Person other than the Company or any other Guarantor unless (a) the Guaranteeing Subsidiary will be the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such Person assumes by supplemental indenture all of the obligations of the Guaranteeing Subsidiary on its Guarantee and (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

4. Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

5. Releases. The Guarantee of the Guaranteeing Subsidiary shall be released in accordance with the provisions set forth in the Indenture, including, without limitation, Section 9.04 of the Supplemental Indenture. The Trustee, at the expense and written direction of the Company, will execute proper instruments acknowledging the termination of such Subsidiary Guarantee as reasonably required by the representative of such Guarantor. Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article IX of the Supplemental Indenture.

6. No Recourse Against Others. No director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, the Indenture, any Guarantees or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

8. WAIVER OF JURY TRIAL. THE COMPANY, THE GUARANTEEING SUBSIDIARY AND THE TRUSTEE EACH HEREBY IRREVOCABLE WAIVES, TO THE FULLEST

EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION, OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE GUARANTEE OF THE GUARANTEEING SUBSIDIARY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

10. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

11. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity, legality or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

AUTONATION, INC.

By:
Name:
Title:

WELLS FARGO BANK, National Association, as Trustee

By:
Name:
Title

EXHIBIT D

FORM OF AFFIDAVIT OF OUT-OF-STATE EXECUTION

STATE OF NEW YORK

COUNTY OF NEW YORK

I hereby certify that on this      day of             ,         , before me, an officer duly authorized in the County and State aforesaid to take acknowledgments, personally appeared [Name], as [Title] of AutoNation, Inc., a Delaware corporation (the “Company”), and as [Title] or authorized signatory of each of the subsidiaries of the Company party to the hereinafter defined Indenture (the “Guarantors”), who is personally known to me or who has produced                      as identification, who did/did not take an oath, who is known to me to be the person who executed the Supplemental Indenture, dated as of September 21, 2015 (the “Supplemental Indenture”), by and among the Company, the Guarantors and Wells Fargo Bank, National Association., as trustee (the “Trustee”), to which this Affidavit is attached on behalf of the Company and on behalf of each of the Guarantors in New York, New York, and who acknowledged before me that be executed the same. As used herein, “Indenture” has the meaning set forth in the Supplemental Indenture.

Notary Public

Print Name

My Commission Expires:

D-1

EXHIBIT E

FORM OF AFFIDAVIT OF OUT OF STATE RECEIPT AND ACCEPTANCE

STATE OF NEW YORK)

COUNTY OF NEW YORK)

Before me this day personally appeared                      (“Affiant”), who being personally sworn, deposes and says that:

1. Affiant is a [Title] of Wells Fargo Bank, National Association, as trustee (the “Trustee”) under the Indenture, dated as of April 14, 2010 (the “Base Indenture”), as supplemented by that Supplemental Indenture, dated as of September 21, 2015 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and among AutoNation, Inc., a Delaware corporation (the “Company”), the subsidiaries of the Company party thereto (the “Guarantors”) and the Trustee.

2. The Supplemental Indenture was executed in the City of New York, and the State of New York by [Name] as [Title] of the Company and as [Title] or authorized signatory of each of the Guarantors.

3. On the date hereof, Affiant received delivery of and accepted the Supplemental Indenture on behalf of the Trustee and on behalf of the Underwriters within the City of New York, and the State of New York.

FURTHER AFFIANT SAYETH NOT.

Dated:              , 20

Print Name:

E-1

THE FOREGOING instrument was acknowledged before me this      day of             ,         , by                     , who is personally known to me or who has produced                      as identification and who did/did not take an oath.

Notary Public

Print Name

My Commission Expires:

This should be included only if the Note is issued in global form.

E-2

Schedule I

Guarantors

7 Rod Real Estate North, a Limited Liability Company

7 Rod Real Estate South, a Limited Liability Company

Abraham Chevrolet-Miami, Inc.

Abraham Chevrolet-Tampa, Inc.

ACER Fiduciary, Inc.

AL F-L Motors, LLC

Albert Berry Motors, Inc.

Allison Bavarian

Allison Bavarian Holding, LLC

All-State Rent A Car, Inc.

American Way Motors, Inc.

AN Cadillac of WPB, LLC

AN Central Region Management, LLC

AN Chevrolet - Arrowhead, Inc.

AN CJ Valencia, Inc.

AN Collision Center FTL South, Inc.

AN Collision Center of Addison, Inc.

AN Collision Center of Las Vegas, Inc.

AN Collision Center of North Houston, Inc.

AN Collision Center of Sarasota, Inc.

AN Collision Center of Tempe, Inc.

AN Corporate Management Payroll Corp.

AN Corpus Christi GP, LLC

AN Corpus Christi Imports Adv. GP, LLC

AN Corpus Christi Imports Adv., LP

AN Corpus Christi Imports GP, LLC

AN Corpus Christi Imports II GP, LLC

AN Corpus Christi Imports II, LP

AN Corpus Christi Imports, LP

AN Corpus Christi Motors, Inc.

AN Corpus Christi T. Imports GP, LLC

AN Corpus Christi T. Imports, LP

AN County Line Ford, Inc.

AN Dealership Holding Corp.

AN F. Imports of Atlanta, LLC

AN F. Imports of Hawthorne Holding, LLC

AN F. Imports of Hawthorne, LLC

AN F. Imports of North Denver, LLC

AN F. Imports of North Phoenix, Inc.

AN F. Imports of Roseville Holding, LLC

AN F. Imports of Roseville, Inc.

AN Florida Region Management, LLC

AN Fort Myers Imports, LLC

AN Fremont Luxury Imports, Inc.

AN H. Imports of Atlanta, LLC

AN Imports of Ft. Lauderdale, Inc.

AN Imports of Seattle, Inc.

AN Imports of Spokane, Inc.

AN Imports of Stevens Creek Holding, LLC

AN Imports of Stevens Creek, Inc.

AN Imports on Weston Road, Inc.

AN Luxury Imports GP, LLC

AN Luxury Imports Holding, LLC

AN Luxury Imports of Coconut Creek, Inc.

AN Luxury Imports of Marietta, LLC

AN Luxury Imports of Palm Beach, Inc.

AN Luxury Imports of Pembroke Pines, Inc.

AN Luxury Imports of Phoenix, Inc.

AN Luxury Imports of San Diego, Inc.

AN Luxury Imports of Sanford, LLC

AN Luxury Imports of Sarasota, Inc.

AN Luxury Imports of Spokane, Inc.

AN Luxury Imports of Tucson, Inc.

AN Luxury Imports, Ltd.

AN Motors of Brooksville, Inc.

AN Motors of Dallas, Inc.

AN Motors of Delray Beach, Inc.

AN Motors of Englewood, Inc.

AN Motors of Ft. Lauderdale, Inc.

AN Motors of Memphis, Inc.

AN Motors of Pembroke, LLC

AN Motors of Scottsdale, LLC

AN Motors on Federal Highway, LLC

AN Motors on South Padre, Ltd.

AN Pontiac GMC Houston North GP, LLC

AN Pontiac GMC Houston North, LP

AN San Jose Luxury Imports Holdings, LLC

AN San Jose Luxury Imports, Inc.

AN Seattle Motors, Inc.

AN Subaru Motors, Inc.

AN T. Imports of Atlanta, LLC

AN Texas Region Management, Ltd.

AN Tucson Imports, LLC

AN Valencia Auto Imports, Inc.

AN West Central Region Management, LLC

AN Western Region Management, LLC

AN/CF Acquisition Corp.

AN/GMF, Inc.

AN/KPBG Motors, Inc.

AN/MF Acquisition Corp

AN/MNI Acquisition Corp.

AN/PF Acquisition Corp.

Anderson Chevrolet

Anderson Chevrolet Los Gatos, Inc.

Anderson Cupertino, Inc.

Appleway Chevrolet, Inc.

Atrium Restaurants, Inc.

Auto Ad Agency, Inc.

Auto Car Holding, LLC

Auto Car, Inc.

Auto Company IX, Inc.

Auto Company VI, Inc.

Auto Company VII, Inc.

Auto Company VIII, Inc.

Auto Company X, Inc.

Auto Company XI, Inc.

Auto Company XII, Inc.

Auto Company XIII, Inc.

Auto Company XIV, Inc.

Auto Company XIX, Inc.

Auto Company XL, Inc.

Auto Company XLI, Inc.

Auto Company XLII, Inc.

Auto Company XLIII, Inc.

Auto Company XLIV, Inc.

Auto Company XLV, Inc.

Auto Company XVII, Inc.

Auto Company XVIII, Inc.

Auto Company XXI, Inc.

Auto Company XXII, Inc.

Auto Company XXIII, Inc.

Auto Company XXIV, Inc.

Auto Company XXIX, Inc.

Auto Company XXV, Inc.

Auto Company XXVI, Inc.

Auto Company XXVII, Inc.

Auto Company XXVIII, Inc.

Auto Company XXX, Inc.

Auto Company XXXI, Inc.

Auto Company XXXII, Inc.

Auto Company XXXIII, Inc.

Auto Company XXXIV, Inc.

Auto Company XXXIX, Inc.

Auto Company XXXV, Inc.

Auto Company XXXVI, Inc.

Auto Company XXXVII, Inc.

Auto Company XXXVIII, Inc.

Auto Dealership III, LLC

Auto Dealership IV, LLC

Auto Dealership IX, LLC

Auto Dealership V, LLC

Auto Dealership VI, LLC

Auto Dealership VII, LLC

Auto Dealership VIII, LLC

Auto Dealership X, LLC

Auto Dealership XIX, LLC

Auto Dealership XX, LLC

Auto Dealership XXI, LLC

Auto Dealership XXII, LLC

Auto Dealership XXIII, LLC

Auto Dealership XXIV, LLC

Auto Dealership XXIX, LLC

Auto Dealership XXV, LLC

Auto Dealership XXVI, LLC

Auto Dealership XXVII, LLC

Auto Dealership XXVIII, LLC

Auto Dealership XXX, LLC

Auto Holding, LLC

Auto Mission Holding, LLC

Auto Mission Ltd.

Auto West, Inc.

Autohaus Holding, Inc.

AutoNation Benefits Company, Inc.

AutoNation Corporate Management, LLC

AutoNation Direct Nevada, Inc.

AutoNation Enterprises Incorporated

AutoNation Financial Services, LLC

AutoNation Fort Worth Motors, Ltd.

AutoNation GM GP, LLC

AutoNation Holding Corp.

AutoNation Imports of Katy GP, LLC

AutoNation Imports of Katy, L.P.

AutoNation Imports of Lithia Springs, LLC

AutoNation Imports of Longwood, Inc.

AutoNation Imports of Palm Beach, Inc.

AutoNation Imports of Winter Park, Inc.

AutoNation Motors Holding Corp.

AutoNation Motors of Lithia Springs, Inc.

AutoNation North Texas Management GP, LLC

AutoNation Northwest Management, LLC

AutoNation Orlando Venture Holdings, Inc.

AutoNation Realty Corporation

AutoNation USA of Perrine, Inc.

AutoNation V. Imports of Delray Beach, LLC

AutoNation.com, Inc.

Bankston Auto, Inc.

Bankston Chrysler Jeep of Frisco, L.P.

Bankston CJ GP, LLC

Bankston Ford of Frisco, Ltd. Co.

Bankston Nissan in Irving, Inc.

Bankston Nissan Lewisville GP, LLC

Bankston Nissan Lewisville, Ltd.

Bargain Rent-A-Car

Batfish, LLC

BBCSS, Inc.

Beach City Chevrolet Company, Inc.

Beach City Holding, LLC

Beacon Motors, Inc.

Bell Motors, LLC

Bellevue Automotive, Inc.

Bengal Motor Company, Ltd.

Bengal Motors, Inc.

Bill Ayares Chevrolet, LLC

Bledsoe Dodge, LLC

Bob Townsend Ford, Inc.

Body Shop Holding Corp.

BOSC Automotive Realty, Inc.

Brown & Brown Chevrolet - Superstition Springs, LLC

Brown & Brown Chevrolet, Inc.

Brown & Brown Nissan Mesa, LLC

Brown & Brown Nissan, Inc.

Buick Mart Limited Partnership

Bull Motors, LLC

C. Garrett, Inc.

Carlisle Motors, LLC

Carwell Holding, LLC

Carwell, LLC

Centennial Automotive, LLC

Cerritos Body Works Holding, LLC

Cerritos Body Works, Inc.

Champion Chevrolet Holding, LLC

Champion Chevrolet, LLC

Champion Ford, Inc.

Charlie Hillard, Inc.

Charlie Thomas Chevrolet GP, LLC

Charlie Thomas Chevrolet, Ltd.

Charlie Thomas Chrysler-Plymouth, Inc.

Charlie Thomas’ Courtesy GP, LLC

Charlie Thomas Courtesy Leasing, Inc.

Charlie Thomas F. GP, LLC

Charlie Thomas Ford, Ltd.

Charlie Thomas` Courtesy Ford, Ltd.

Chesrown Auto, LLC

Chesrown Chevrolet, LLC

Chesrown Collision Center, Inc.

Chesrown Ford, Inc.

Chevrolet World, Inc.

Chuck Clancy Ford of Marietta, LLC

CJ Valencia Holding, LLC

Coastal Cadillac, Inc.

Consumer Car Care Corporation

Contemporary Cars, Inc.

Cook-Whitehead Ford, Inc.

Corporate Properties Holding, Inc.

Corpus Christi Collision Center, Inc.

Costa Mesa Cars Holding, LLC

Costa Mesa Cars, Inc.

Courtesy Auto Group, Inc.

Courtesy Broadway, LLC

Covington Pike Motors, Inc.

CT Intercontinental GP, LLC

CT Intercontinental, Ltd.

CT Motors, Inc.

D/L Motor Company

Deal Dodge of Des Plaines, Inc.

Dealership Properties, Inc.

Dealership Realty Corporation

Desert Buick-GMC Trucks, L.L.C.

Desert Chrysler-Plymouth, Inc.

Desert Dodge, Inc.

Desert GMC, L.L.C.

Dobbs Ford of Memphis, Inc.

Dobbs Ford, Inc.

Dobbs Mobile Bay, Inc.

Dobbs Motors of Arizona, Inc.

Don Mealey Chevrolet, Inc.

Don Mealey Imports, Inc.

Don-A-Vee Jeep Eagle, Inc.

Driver`s Mart Worldwide, Inc.

Eastgate Ford, Inc.

Ed Mullinax Ford, LLC

Edgren Motor Company, Inc.

Edgren Motor Holding, LLC

El Monte Imports Holding, LLC

El Monte Imports, Inc.

El Monte Motors Holding, LLC

El Monte Motors, Inc.

Emich Subaru West, LLC

Empire Services Agency, Inc.

Financial Services GP, LLC

Financial Services, Ltd.

First Team Automotive Corp.

First Team Ford of Manatee, Ltd.

First Team Ford, Ltd

First Team Jeep Eagle, Chrysler-Plymouth, Ltd.

First Team Management, Inc.

Fit Kit Holding, LLC

Fit Kit, Inc.

Florida Auto Corp.

Ford of Kirkland, Inc.

Fox Chevrolet, LLC

Fox Motors, LLC

Fred Oakley Motors, Inc.

Fremont Luxury Imports Holding, LLC

Ft. Lauderdale Nissan, Inc.

G.B. Import Sales & Service Holding, LLC

G.B. Import Sales & Service, LLC

GA CDJR Motors, LLC

GA Columbus Imports, LLC

GA F Imports, LLC

GA H Imports, LLC

GA HY Imports, LLC

Gene Evans Ford, LLC

George Sutherlin Nissan, LLC

Government Boulevard Motors, Inc.

Gulf Management, Inc.

Hayward Dodge, Inc.

Hillard Auto Group, Inc.

Hollywood Imports Limited, Inc.

Hollywood Kia, Inc.

Horizon Chevrolet, Inc.

House of Imports Holding, LLC

House of Imports, Inc.

Houston Auto M. Imports Greenway, Ltd.

Houston Auto M. Imports North, Ltd.

Houston Imports Greenway GP, LLC

Houston Imports North GP, LLC

HV Collision, LLC

HVA Imports, LLC

HVM Imports, LLC

HVS Motors, LLC

HVVW Motors, LLC

Irvine Imports Holding, LLC

Irvine Imports, Inc.

Irvine Toyota/Nissan/Volvo Limited Partnership

Jemautco, Inc.

Jerry Gleason Chevrolet, Inc.

Jerry Gleason Dodge, Inc.

Jim Quinlan Chevrolet Co.

Joe MacPherson Ford

Joe MacPherson Imports No. I

Joe MacPherson Infiniti

Joe MacPherson Infiniti Holding, LLC

Joe MacPherson Oldsmobile

John M. Lance Ford, LLC

J-R Advertising Company

J-R Motors Company North

J-R Motors Company South

JRJ Investments, Inc.

Kenyon Dodge, Inc.

King’s Crown Ford, Inc.

Kirkland Motors, Inc.

L.P. Evans Motors WPB, Inc.

L.P. Evans Motors, Inc.

Lance Children, Inc.

Leesburg Imports, LLC

Leesburg Motors, LLC

Les Marks Chevrolet, Inc.

Lew Webb`s Ford, Inc.

Lew Webb’s Irvine Nissan Holding, LLC

Lew Webb’s Irvine Nissan, Inc.

Lewisville Imports GP, LLC

Lewisville Imports, Ltd.

Lot 4 Real Estate Holdings, LLC

Luxury Orlando Imports, Inc.

MacHoward Leasing

MacHoward Leasing Holding, LLC

MacPherson Enterprises, Inc.

Magic Acquisition Corp.

Magic Acquisition Holding, LLC

Maitland Luxury Imports, Inc.

Marks Family Dealerships, Inc.

Marks Transport, Inc.

MC/RII, LLC

Mealey Holdings, Inc.

Metro Chrysler Jeep, Inc.

Midway Chevrolet, Inc.

Mike Hall Chevrolet, Inc.

Mike Shad Chrysler Plymouth Jeep Eagle, Inc.

Mike Shad Ford, Inc.

Miller-Sutherlin Automotive, LLC

Mission Blvd. Motors, Inc.

Mr. Wheels Holding, LLC

Mr. Wheels, Inc.

Mullinax East, LLC

Mullinax Ford North Canton, Inc.

Mullinax Ford South, Inc.

Mullinax Lincoln-Mercury, Inc.

Mullinax Used Cars, Inc.

Naperville Imports, Inc.

Newport Beach Cars Holding, LLC

Newport Beach Cars, LLC

Nichols Ford, Ltd.

Nichols GP, LLC

Nissan of Brandon, Inc.

Northpoint Chevrolet, LLC

Northwest Financial Group, Inc.

Ontario Dodge, Inc.

Oxnard Venture Holdings, Inc.

Payton-Wright Ford Sales, Inc.

Pembroke Motors, Inc.

Peyton Cramer Automotive

Peyton Cramer Automotive Holding, LLC

Peyton Cramer F. Holding, LLC

Peyton Cramer Ford

Peyton Cramer Infiniti

Peyton Cramer Infiniti Holding, LLC

Peyton Cramer Jaguar

Peyton Cramer Lincoln-Mercury

Peyton Cramer LM Holding, LLC

Pierce Automotive Corporation

Pierce, LLC

Pitre Chrysler-Plymouth-Jeep of Scottsdale, Inc.

Plains Chevrolet GP, LLC

Plains Chevrolet, Ltd.

PMWQ, Inc.

PMWQ, Ltd.

Port City Imports, Inc.

Prime Auto Resources, Inc.

Quality Nissan GP, LLC

Quality Nissan, Ltd.

Quinlan Motors, Inc.

R. Coop Limited

R.L. Buscher II, Inc.

R.L. Buscher III, Inc.

Real Estate Holdings, Inc.

Renton H Imports, Inc.

Republic DM Property Acquisition Corp.

Republic Resources Company

Republic Risk Management Services, Inc.

Resources Aviation, Inc.

RI Merger Corp.

RI/BB Acquisition Corp.

RI/BBNM Acquisition Corp.

RI/BRC Real Estate Corp.

RI/DM Acquisition Corp.

RI/Hollywood Nissan Acquisition Corp.

RI/LLC Acquisition Corp.

RI/RMC Acquisition GP, LLC

RI/RMC Acquisition, Ltd.

RI/RMP Acquisition Corp.

RI/RMT Acquisition GP, LLC

RI/RMT Acquisition, Ltd.

RI/WFI Acquisition Corporation

RKR Motors, Inc.

Roseville Motor Corporation

Roseville Motor Holding, LLC

Sahara Imports, Inc.

Sahara Nissan, Inc.

Saul Chevrolet Holding, LLC

SCM Realty, Inc.

Shamrock F. Holding, LLC

Shamrock Ford, Inc.

Six Jays LLC

SMI Motors Holding, LLC

SMI Motors, Inc.

South Broadway Motors, LLC

Southwest Motors of Denver, LLC

Spitfire Properties, Inc.

Star Motors, LLC

Steakley Chevrolet GP, LLC

Steakley Chevrolet, Ltd.

Steeplechase Motor Company

Steve Moore Chevrolet Delray, LLC

Steve Moore Chevrolet, LLC

Steve Moore’s Buy-Right Auto Center, Inc.

Stevens Creek Holding, LLC

Stevens Creek Luxury Imports Holding, LLC

Stevens Creek Luxury Imports, Inc.

Stevens Creek Motors, Inc.

Sunrise Nissan of Jacksonville, Inc.

Sunrise Nissan of Orange Park, Inc.

Sunset Pontiac-GMC Truck South, Inc.

Sunset Pontiac-GMC, Inc.

Superior Nissan, Inc.

Sutherlin Chrysler-Plymouth Jeep-Eagle, LLC

Sutherlin H. Imports, LLC

Sutherlin Imports, LLC

Sutherlin Nissan, LLC

Sutherlin Town Center, Inc.

Tartan Advertising, Inc.

Tasha Incorporated

Terry York Motor Cars Holding, LLC

Terry York Motor Cars, Ltd.

Texan Ford Sales, Ltd.

Texan Ford, Inc.

Texan Sales GP, LLC

Texas Management Companies LP, LLC

The Consulting Source, Inc.

The Pierce Corporation II, Inc.

Tinley Park A. Imports, Inc.

Tinley Park J. Imports, Inc.

Tinley Park V. Imports, Inc.

TN CDJR Motors, LLC

TN F Imports, LLC

Torrance Nissan Holding, LLC

Torrance Nissan, LLC

Tousley Ford, Inc.

Toyota Cerritos Limited Partnership

Triangle Corporation

T-West Sales & Service, Inc.

Valencia Auto Imports Holding, LLC

Valencia B. Imports Holding, LLC

Valencia B. Imports, Inc.

Valencia Dodge

Valencia Dodge Holding, LLC

Valencia H. Imports Holding, LLC

Valencia H. Imports, Inc.

Valley Chevrolet, LLC

Vanderbeek Motors Holding, LLC

Vanderbeek Motors, Inc.

Vanderbeek Olds/GMC Truck, Inc.

Vanderbeek Truck Holding, LLC

Village Motors, LLC

Vince Wiese Chevrolet, Inc.

Vince Wiese Holding, LLC

W.O. Bankston Nissan, Inc.

Wallace Dodge, LLC

Wallace Ford, LLC

Wallace Lincoln-Mercury, LLC

Wallace Nissan, LLC

Webb Automotive Group, Inc.

West Colorado Motors, LLC

West Colton Cars, Inc.

West Side Motors, Inc.

Westgate Chevrolet GP, LLC

Westgate Chevrolet, Ltd.

Westmont A. Imports, Inc.

Westmont B. Imports, Inc.

Westmont M. Imports, Inc.

Woody Capital Investment Company II

Woody Capital Investment Company III

Working Man’s Credit Plan, Inc.